CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Registration No.  333-142550
Filed Pursuant to Rule 424 (b) (3)
PRICING SUPPLEMENT NO. 13
 (To Prospectus dated May 2, 2007)
The Date of this Pricing Supplement March 27, 2008

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-142550) was automatically effective on May 2, 2007. As of March 31, 2008, the interest rates on the Notes will be as follows:

Principal Amount of Notes                                                      Interest Rate Per Annum
Owned by an Investor

$0-$4,999.99                                           3.097%                     Yield
3.050%                      Rate

$5,000-$49,999.99                                 3.252%                      Yield
3.200%                      Rate

$50,000 and above                               3.407%                      Yield
3.350%                      Rate